Exhibit 23.5

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 19, 1996 and to all references to our Firm included in this Amendment No.1 to registration statement on Form S-4.


/s/Arthur Andersen LLP


Arthur Andersen LLP
Philadelphia, Pennsylvania
January 16, 1997